Exhibit 4.2

EXECUTION VERSION
THE SCOTTS MIRACLE-GRO COMPANY, as Issuer
THE GUARANTORS PARTY HERETO, as Guarantors
AND
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

7.25% SENIOR NOTES DUE 2018
FIRST SUPPLEMENTAL INDENTURE DATED AS OF
January 14, 2010
TO THE INDENTURE DATED AS OF
January 14, 2010

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		Page
	ARTICLE 5

	SUCCESSORS

SECTION 5.01.	Merger, Consolidation or Sale of Assets	43
SECTION 5.02.	Successor Corporation Substituted	44

	ARTICLE 6

	DEFAULTS AND REMEDIES

SECTION 6.01.	Events of Default and Remedies	45

	ARTICLE 7

	[RESERVED]

	ARTICLE 8

	COVENANT DEFEASANCE

SECTION 8.01.	Covenant Defeasance	46

	ARTICLE 9

	AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.	Without Consent of Holder	47

	ARTICLE 10

	GUARANTEES

SECTION 10.01.	Guarantees	47
SECTION 10.02.	Release of Guarantor	47

	ARTICLE 11

	[RESERVED]

	ARTICLE 12

	MISCELLANEOUS

SECTION 12.01.	Trust Indenture Act Controls	48
SECTION 12.02.	Notices	48
SECTION 12.03.	Communication by Holders of Notes with Other Holders of Notes	49
SECTION 12.04.	Certificate and Opinion as to Conditions Precedent	49
SECTION 12.05.	Statements Required in Certificate or Opinion	49
SECTION 12.06.	Rules by Trustee and Agents	50

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		Page
SECTION 12.07.	No Personal Liability of Directors, Officers, Employees and Stockholders	50
SECTION 12.08.	Governing Law	50
SECTION 12.09.	No Adverse Interpretation of Other Agreements	50
SECTION 12.10.	Successors	50
SECTION 12.11.	Severability	50
SECTION 12.12.	Counterpart Originals	50
SECTION 12.13.	Table of Contents, Headings, Etc	51
SECTION 12.14.	Force Majeure	51
SECTION 12.15.	Note Purchases by Company and Affiliates	51

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THE SCOTTS MIRACLE-GRO COMPANY
RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939
AND FIRST SUPPLEMENTAL INDENTURE DATED AS OF JANUARY 14, 2010

Section of
Trust Indenture		Section(s) of
Act of 1939		First Supplemental Indenture
§ 310	(a)(1)	N.A.
	(a)(2)	N.A.
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	N.A.
	(c)	N.A.
§ 311	(a)	N.A.
	(b)	N.A.
	(c)	N.A.
§ 312	(a)	N.A.
	(b)	12.03
	(c)	12.03
§ 313	(a)	N.A.
	(b)(1)	N.A.
	(b)(2)	N.A.
	(c)	12.02
	(d)	N.A.
§ 314	(a)	4.03
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
§ 315	(a)	N.A.
	(b)	N.A.
	(c)	N.A.
	(d)	N.A.
	(e)	N.A.
§ 316	(a)(1)(A)	N.A.
	(a)(1)(B)	N.A.
	(a)(2)	N.A.
	(a) (last sentence)	N.A.
	(b)	N.A.
§ 317	(a)(1)	N.A.
	(a)(2)	N.A.
	(b)	N.A.
§ 318	(a)	12.01
	(b)	N.A.
	(c)	N.A.

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Supplemental Indenture.

     This FIRST SUPPLEMENTAL INDENTURE, dated as of January 14, 2010 (this “Supplemental Indenture”), is by and among The Scotts Miracle-Gro Company, an Ohio corporation (such corporation and any successor as defined in the Base Indenture and herein, the “Company”), the Guarantors (as defined below) and U.S. Bank National Association, a national banking association, as trustee (such institution and any successor as defined in the Base Indenture, the “Trustee”).
WITNESSETH:
     WHEREAS, the Company has previously executed and delivered an indenture, dated as of January 14, 2010 (the “Base Indenture”), with the Trustee providing for the issuance from time to time of one or more series of the Company’s senior debt securities;
     WHEREAS, Section 11.01 of the Base Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Base Indenture to establish the form or terms of Debt Securities of any series as permitted by Section 3.01 and Section 11.01 of the Base Indenture;
     WHEREAS, the Company is entering into this Supplemental Indenture to establish the form and terms of its 7.25% Senior Notes due 2018 (the “Notes”; which defined term shall include the Initial Notes and any Additional Notes);
     WHEREAS, the Base Indenture is incorporated herein by reference and the Base Indenture, as supplemented by this Supplemental Indenture, is herein called this “Indenture”; and
     WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company and the Guarantors have been done or performed.
     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE 1
ESTABLISHMENT; DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01. Establishment.
     (a) There is hereby established a new series of Debt Securities to be issued under this Supplemental Indenture, to be designated as the Company’s “7.25% Senior Notes due 2018”.
     (b) There are to be authenticated and delivered on the date hereof $200,000,000 aggregate principal amount of the Notes. Additional Notes may be issued under this Supplemental Indenture after the date hereof in accordance with Section 2.03.
     (c) The Notes shall be issued substantially in the form of Exhibit A hereto.
     (d) Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent date to which interest has been paid or duly provided for.

     (e) With respect to the Notes (and any Guarantees endorsed thereon) only, the Base Indenture shall be supplemented pursuant to Sections 2.01, 3.01 and 11.01 thereof to establish the terms of the Notes (and any Guarantees endorsed thereon) as set forth in this Supplemental Indenture, including as follows:
     (i) the form and terms of the securities representing the Notes required to be established pursuant to Article 2 of the Base Indenture shall be established in accordance with Article 2 of this Supplemental Indenture;
     (ii) the provisions of Article TEN of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 5 hereof;
     (iii) the provisions of Articles FOURTEEN and SIXTEEN of the Base Indenture shall not be applicable to the Notes;
     (iv) the provisions of Article SEVENTEEN of the Base Indenture shall be applicable to the Notes as specified in Section 10.01 of this Supplemental Indenture;
     (v) the “Overdue Rate” with respect to the Notes shall be a rate that is the interest rate for the Notes;
     (vi) the provisions of Section 7.04 of the Base Indenture are deleted and replaced in their entirety by the provisions of Section 4.03 hereof; and
     (vii) that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its judgment), to the Company or the Paying Agent.
To the extent that the provisions of this Supplemental Indenture (including those referred to in clauses (i), (ii), (iii), (iv) and (v) immediately above) conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling solely with respect to the Notes (and any Guarantees endorsed thereon).
     (f) Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document.
SECTION 1.02. Certain Definitions.
     (a) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Base Indenture.
     (b) Set forth below are certain defined terms used in this Supplemental Indenture and to the extent that a term is defined both herein and in the Base Indenture, unless otherwise specified, the definition in this Supplemental Indenture shall govern solely with respect to the Notes (and any Guarantee endorsed thereon).

     “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Additional Notes” means, subject to the Company’s compliance with Section 4.09, 7.25% Senior Notes due 2018 issued from time to time after the Issue Date under the terms of this Supplemental Indenture (other than pursuant to Sections 3.04, 3.05, 3.06 or 13.07 of the Base Indenture or Section 3.04(d) of this Supplemental Indenture).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.
     “Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the Redemption Price of such Note at January 15, 2014 (such Redemption Price being set forth in the table in Section 3.02) plus (2) all required interest payments due on such Note (excluding accrued and unpaid interest to such Redemption Date) through January 15, 2014, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.
     “Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.
     “Asset Sale” means:
     (1) the sale, lease, conveyance or other disposition of any assets or rights, including by means of a Sale and Leaseback Transaction, but other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.13 and/or Article 5 and not by the provisions of Section 4.10; and
     (2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.
    Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:
     (1) any single transaction or series of related transactions that: (a) involves assets having an aggregate fair market value of less than $15.0 million; or (b) results in aggregate net proceeds to the Company and its Subsidiaries of less than $15.0 million;

     (2) a transfer of assets (a) between or among the Company and its Wholly Owned Restricted Subsidiaries, (b) by a Restricted Subsidiary to the Company or any of its Wholly Owned Restricted Subsidiaries or (c) by the Company or any of its Wholly Owned Restricted Subsidiaries to any Restricted Subsidiary of the Company that is not a Wholly Owned Restricted Subsidiary if, in the case of this clause (c), the Company or the Wholly Owned Restricted Subsidiary, as the case may be, either retains title to or ownership of the assets being transferred or receives consideration at the time of such transfer at least equal to the fair market value of the transferred assets;
     (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary;
     (4) the sale, transfer or discount of any receivables pursuant to a Receivables Financing that is otherwise permitted by this Supplemental Indenture;
     (5) any Permitted Investment or any Restricted Payment that is permitted by Section 4.07;
     (6) a disposition of inventory in the ordinary course of business or a disposition of obsolete equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in the ordinary course of business;
     (7) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company governed by, and made in accordance with, Section 5.01;
     (8) the grant of Liens permitted by Section 4.12;
     (9) the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind; and
     (10) any restructuring, regardless of whether accomplished by liquidation, contribution, distribution, merger or any other technique, whereby the ownership of Foreign Subsidiaries is changed, so long as each such Foreign Subsidiary that is a Restricted Subsidiary of the Company prior to such restructuring remains, directly or indirectly, a Restricted Subsidiary of the Company after such restructuring.
     “Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate borne by the Notes, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.
     “Average Net Indebtedness” means the average of the Net Indebtedness of the Company at the end of each of the four fiscal quarters comprising the Reference Period for which the Leverage Ratio is being calculated.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

     “Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.
     “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.
     “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other ownership interest that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalents” means:
     (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;
     (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $300,000,000;
     (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition;
     (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government;
     (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s;
     (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition;
     (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or
     (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.
     “Change of Control” means the occurrence of any of the following:
     (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;
     (2) the adoption of a plan relating to the liquidation or dissolution of the Company;
     (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of 50% or more of the Voting Stock of the Company, measured by voting power rather than number of shares; or
     (4) the consolidation or merger of the Company with or into any Person, or the consolidation or merger of any Person with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, excluding any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).
     “Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.
     “Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
     (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

     (2) consolidated net interest expense of such Person and its Restricted Subsidiaries for such period whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations and Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations but excluding amortization of debt issuance costs), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus
     (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts receivable or inventory) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus (or minus)
     (4) for purposes of calculating the Fixed Charge Coverage Ratio only, any non-recurring expenses or losses (or income or gains); minus
     (5) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.
     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders (other than restrictions in effect on the Issue Date and other than restrictions that are created or exist in compliance with Section 4.08).
     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
     (1) the Net Income (but not loss) of any Person that is accounted for by the equity method of accounting or is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;
     (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in effect on the Issue Date and other than restrictions that are created or exist in compliance with Section 4.08);
     (3) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and
     (4) the cumulative effect of a change in accounting principles shall be excluded.
     “Consolidated Total Assets” of the Company as of any date means all amounts that would, in accordance with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the consolidated balance sheet of the Company and its Restricted Subsidiaries on the last day of the fiscal quarter immediately preceding such date for which internal financial statements are available at the time of calculation, after giving pro forma effect to all transactions occurring subsequent to the end of such fiscal quarter and on or prior to such date of calculation which gave or give rise to the need to calculate Consolidated Total Assets.
     “Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of February 7, 2007, by and among the Company, the subsidiary borrowers parties thereto and the banks and other financial institutions from time to time parties thereto as agents and lenders, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.
     “Credit Facility” means, with respect to the Company or any of its Restricted Subsidiaries:
     (1) the Credit Agreement; and
     (2) one or more debt facilities (which may be outstanding at the same time) or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.
     “Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect the Person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock.
     “Domestic Restricted Subsidiary” means, with respect to the Company, any Restricted Subsidiary that was formed under the laws of the United States of America or any state thereof.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Equity Offering” means a public or private sale for cash by the Company of its Common Stock (other than Disqualified Stock), or options, warrants or rights with respect to its Common Stock, other than public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8.
     “Exclusive Agency and Marketing Agreement” means the Amended and Restated Exclusive Agency and Marketing Agreement between the Company and Monsanto Company, dated as of September 30, 1998 (as amended as of March 10, 2005 and March 28, 2008), as the same may be amended, modified, restated, extended, renewed or replaced from time to time.
     “Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement and the Receivables Purchase Agreement) in existence on the date of this Supplemental Indenture, until such amounts are repaid.
     “fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.
     “Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period (for purposes of this definition, the “Reference Period”), the ratio of Consolidated Cash Flow of such Person for the Reference Period to the Fixed Charges of such Person for the Reference Period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or otherwise repays any Indebtedness (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) or issues or redeems preferred stock, in each case, after the end of the Reference Period and on or prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (for purposes of this definition, the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption or other repayment of Indebtedness, or such issuance or redemption of preferred stock and all other such incurrences, assumptions, Guarantees, redemptions, repayments or issuances that occurred after the first day of the Reference Period and on or prior to the Calculation Date, in each case, as if the same had occurred at the beginning of the Reference Period.
     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
     (1) acquisitions, dispositions or Investments outside the ordinary course of business that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, after the first day of the Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period and Consolidated Cash Flow for the Reference Period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of “Consolidated Net Income”;
     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded; and
     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.
     “Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:
     (1) the consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations and Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations, but excluding amortization of debt issuance costs and other non-cash amortization; plus
     (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
     (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
     (4) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.
     “Foreign Subsidiary” means, with respect to the Company, any Subsidiary that was not formed under the laws of the United States of America or any state thereof.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date.
     “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     “Guarantors” means:
     (1) each Restricted Subsidiary of the Company on the date of this Supplemental Indenture, except for the Company’s Foreign Subsidiaries and Scotts Global Services, Inc., an Ohio corporation; SMGM LLC, an Ohio limited liability company; SMG Brands, Inc., a Delaware corporation; and Scotts Global Investments, Inc., a Delaware corporation; and
     (2) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Supplemental Indenture;
and their respective successors and assigns, in each case, until such Person is released from its Subsidiary Guarantee in accordance with the terms of this Supplemental Indenture.
     “Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.
     “Indebtedness” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following:
     (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities incurred in the ordinary course of business;
     (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;
     (iii) all unpaid reimbursement obligations of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person (other than to the extent secured by cash or Cash Equivalents);
     (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets);
     (v) all Capital Lease Obligations of such Person (but excluding obligations under operating leases);
     (vi) the maximum fixed redemption or repurchase price of Disqualified Stock in such Person at the time of determination;
     (vii) any Hedging Obligations of such Person at the time of determination;
     (viii) any Attributable Indebtedness; and
     (ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Indebtedness or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such

Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, dividends or other distributions.
For purposes of the foregoing:
     (a) the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock was repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Supplemental Indenture; provided, however, that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock;
     (b) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, but such Indebtedness shall be deemed incurred only as of the date of original issuance thereof;
     (c) the amount of any Indebtedness described in clause (ix)(A) above shall be the maximum liability under any such Guarantee;
     (d) the amount of any Indebtedness described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the fair market value of such property or other assets; and
     (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Indebtedness.
     Notwithstanding the foregoing, in connection with the purchase or sale by the Company or any Restricted Subsidiary of any assets or business, the term “Indebtedness” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the other party may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that such amount would not be required to be reflected on the face of a balance sheet prepared in accordance with GAAP.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Investment Grade Rating” means a debt rating of the Notes of BBB- or higher by S&P and Baa3 or higher by Moody’s or the equivalent of such ratings by S&P and Moody’s or in the event S&P or Moody’s shall cease rating the Notes and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.
     “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(d).
     “Initial Notes” means the $200,000,000 aggregate principal amount of Notes issued under this Supplemental Indenture on the Issue Date.
     “Issue Date” means January 14, 2010.
     “Joint Venture” means any joint venture which is, directly or indirectly, engaged primarily in a Related Business, and the Equity Interests of which are owned by the Company and/or any of its Restricted Subsidiaries and/or one or more Persons other than the Company and/or any of its Affiliates.
     “Leverage Ratio” means, with respect to any specified Person as of any date, the ratio of (i) Average Net Indebtedness of such Person on such date to (ii) Consolidated Cash Flow of such Person for the period of four consecutive fiscal quarters ending on such date (for purposes of this definition and the definition of Average Net Indebtedness, the “Reference Period”). In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or otherwise repays any Indebtedness (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement), or issues or redeems preferred stock, or makes any Specified Payment, in each case, after the end of the Reference Period and on or prior to the date of the event for which the calculation of the Leverage Ratio is made (for purposes of this definition, the “Calculation Date”), then the Leverage Ratio shall be calculated giving pro forma effect to (x) such incurrence, assumption, Guarantee, redemption or other repayment of Indebtedness, or (y) such issuance or redemption of preferred stock, or (z) such Specified Payment (including the incurrence of Indebtedness (without duplication of any incurrence included pursuant to the foregoing clause (x)) or the use of cash to fund such Specified Payment) and (I) all other such incurrences, assumptions, Guarantees, redemptions, repayments or issuances that occurred after the first day of the Reference Period and on or prior to the Calculation Date and (II) all other Specified Payments that occurred after the end of the Reference Period and on or prior to the Calculation Date, in each case, as if the same had occurred at the beginning of the Reference Period.
     In addition, for purposes of calculating the Leverage Ratio:
     (1) acquisitions, dispositions or Investments outside the ordinary course of business that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, after the first day of the Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period and Consolidated Cash Flow for such Reference Period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of “Consolidated Net Income”;
     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;
     (3) the Indebtedness attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

     (4) in giving pro forma effect to a Specified Payment, to the extent that the Specified Payment would have exceeded the amount of cash and Cash Equivalents of such Person and its Restricted Subsidiaries that would have been available to fund such Specified Payment as of any date that Net Indebtedness is calculated, the amount of such excess shall be deemed to have been funded by additional Indebtedness.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
     “Moody’s” means Moody’s Investors Service, Inc. or any successor rating agency.
     “Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
     “Net Income” means, with respect to any Person, the net income (loss) attributable to such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:
     (1) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and
     (2) any non-cash expenses attributable to grants or exercises of employee stock options.
     “Net Indebtedness” means, in respect of any Person at any date, (a) the aggregate outstanding principal amount of all Indebtedness for borrowed money of such Person and its Restricted Subsidiaries at such date, plus (b) all other items which would properly be included as indebtedness, determined in accordance with GAAP, on a consolidated balance sheet of such Person and its Restricted Subsidiaries at such date, minus (c) unrestricted cash and Cash Equivalents set forth on the consolidated balance sheet of such Person and its Restricted Subsidiaries as at such date.
     “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale.

     “Non-Recourse Debt” means Indebtedness:
     (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
     (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and
     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Opinion of Counsel” means a written opinion from legal counsel, who may be internal counsel for the Company, or who is otherwise reasonably acceptable to the Trustee complying with certain provisions in the Base Indenture.
     “Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
     “Permitted Additional Restricted Payment” means additional Restricted Payments made by the Company, if before and after giving pro forma effect to such Restricted Payment, the Leverage Ratio of the Company as of the end of the most recently ended fiscal quarter for which internal financial statements are available is less than 2.25:1.00.
     “Permitted Investments” means:
     (1) any Investment in the Company or in a Restricted Subsidiary of the Company;
     (2) any Investment in Cash Equivalents;
     (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
     (a) such Person becomes a Restricted Subsidiary of the Company; or
     (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;
     (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

     (6) investments in accounts or notes receivable acquired in the ordinary course of business;
     (7) [intentionally omitted;]
     (8) any payment by the Company or any of its Restricted Subsidiaries pursuant to the Exclusive Agency and Marketing Agreement;
     (9) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any one time outstanding;
     (10) Investments in securities received in settlement of obligations of trade creditors or customers in the ordinary course of business or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers; and Investments made in settlement or exchange for extensions of trade credit (including trade receivables) by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be;
     (11) workers’ compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business;
     (12) reclassification of any Investment initially made in the form of equity as a loan or advance, and reclassification of any Investment initially made in the form of a loan or advance as equity; provided in each case that the amount of such Investment is not increased thereby;
     (13) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at any time outstanding, not to exceed $100.0 million; and
     (14) Investments in Joint Ventures having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at any time outstanding, not to exceed the greater of (x) $150.0 million and (y) 7.5% of Consolidated Total Assets.
     “Permitted Liens” means:
     (1) Liens securing Indebtedness under Credit Facilities incurred pursuant to clause (1) of Section 4.09(b);
     (2) Liens in favor of the Company or the Guarantors;
     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not entered into in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

     (4) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were not entered into in contemplation of such acquisition;
     (5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of Section 4.09(b) covering only the assets financed with such Indebtedness and additions and improvements thereon;
     (6) Liens existing on the date of this Supplemental Indenture;
     (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
     (8) Liens securing Indebtedness or trade payables and any related obligations; provided that the aggregate amount of Indebtedness and trade payables secured by this clause (8) shall not exceed $50.0 million at any one time outstanding;
     (9) Liens securing Attributable Indebtedness under Sale and Leaseback Transactions incurred in compliance with Section 4.05; provided that the aggregate amount of Attributable Indebtedness secured by this clause (9) shall not exceed $75.0 million at any one time outstanding;
     (10) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business; Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and any other Liens imposed by operation of law which do not materially affect the Company’s ability to perform its obligations under the Notes and this Indenture;
     (11) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
     (12) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
     (13) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;
     (14) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease;

     (15) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (16) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;
     (17) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;
     (18) leases or subleases granted to others not interfering in any material respect with the business of the Company or its Restricted Subsidiaries;
     (19) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
     (20) rights of banks to set off deposits against debts owed to said bank; and
     (21) Liens on accounts receivable originated by the Company and its Restricted Subsidiaries, any related assets and any proceeds thereof that are sold, conveyed or otherwise transferred pursuant to a Receivables Financing permitted pursuant to clause (10) of Section 4.09(b).
     During any Suspension Period, the relevant clauses of Section 4.09 shall be deemed to be in effect solely for purposes of determining the amount available under clauses (1) and (5) above.
     “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) (such other Indebtedness, “Refinanced Indebtedness”); provided that:
     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Refinanced Indebtedness (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holders thereof);
     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Refinanced Indebtedness, and the portion, if any, of the Permitted Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes;
     (3) if the Refinanced Indebtedness is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Refinanced Indebtedness;

     (4) such Indebtedness shall not be incurred by a Restricted Subsidiary that is not a Guarantor to refinance debt of the Company or a Guarantor; and
     (5) the proceeds of the Permitted Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem or refinance the Refinanced Indebtedness, unless, in the case of a redemption or refinancing, the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed or refinanced within six months of the incurrence of the Refinancing Indebtedness.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).
     “principal” of a Note means the principal of the Notes plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.
     “Principals” means the Hagedorn Partnership, L.P. and the general partners of the Hagedorn Partnership, L.P. on the Issue Date and, in the case of such individuals, their respective executors, administrators and heirs and their families and trusts for their benefit.
     “Prospectus Supplement” means the prospectus supplement of the Company dated January 11, 2010, relating to the Notes.
     “Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available (for reasons outside the control of the Company), a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s, or both, as the case may be.
     “Receivables Financing” means, with respect to the Company or any of its Restricted Subsidiaries, any discounting, factoring or securitization arrangement (including, for the avoidance of doubt, the Receivables Purchase Agreement) pursuant to which the Company or any Restricted Subsidiary sells, conveys or otherwise transfers to a Restricted Subsidiary or any other Person, or grants a security interest in, any accounts receivable originated by the Company or such Restricted Subsidiary, as the case may be, together with any related assets, or pursuant to which ownership interests in, or notes, commercial paper, certificates or other debt instruments may be secured by such accounts receivable and related assets.
     “Receivables Purchase Agreement” means the Master Accounts Receivable Purchase Agreement dated as of May 1, 2009, by and among The Scotts Company LLC, as seller, the Company, as guarantor, and Calyon New York Branch, as purchaser, as amended, modified, renewed, refunded, replaced or refinanced from time to time.
     “Related Business” means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are reasonably related thereto.

     “Related Party” with respect to any Principal means any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
     “S&P” means Standard & Poor’s Rating Services, a division of McGraw Hill, Inc., a New York corporation, or any successor rating agency.
     “Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.
     “Significant Subsidiary” means (1) any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof, and (2) any Restricted Subsidiary that when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries would constitute a Significant Subsidiary under clause (1) of this definition.
     “Specified Payments” means Permitted Investments pursuant to clauses (13) and (14) of the definition of “Permitted Investments” and Restricted Payments pursuant to Section 4.07(a) and clauses (5) and (6) of Section 4.07(b), in each case, to the extent made in cash or Cash Equivalents.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subsidiary” means, with respect to any Person:
     (1) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).
     “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to January 15, 2014;

provided, however, that if the period from the Redemption Date to January 15, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to January 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
     “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:
     (1) has no Indebtedness other than Non-Recourse Debt;
     (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
     (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified of operating results; and
     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.
     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Supplemental Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
     If a Guarantor is designated as an Unrestricted Subsidiary, the Subsidiary Guarantee of that Guarantor shall be released. If an Unrestricted Subsidiary becomes a Restricted Subsidiary, such Restricted Subsidiary shall become a Guarantor in accordance with the terms of this Supplemental Indenture.
     Notwithstanding the foregoing, no Subsidiary of the Company shall be designated an Unrestricted Subsidiary during any Suspension Period.

     “U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purpose of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.
     “U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.
     “Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.
SECTION 1.03. Other Definitions.

Term	Defined in Section
Affiliate Transaction	4.11	(a)

Base Indenture	Recitals

Change of Control Offer	4.13	(a)

Company	Preamble

DTC	2.02	(a)

Event of Default	6.01

incur	4.09	(a)

Indenture	Recitals

Net Proceeds Offer	4.10	(c)

Net Proceeds Offer Amount	4.10	(c)

Net Proceeds Offer Trigger Date	4.10	(c)

Notes	Recitals

Term	Defined in Section
Offer Amount	3.04	(b)

Offer to Purchase	3.04	(a)

Pari Passu Indebtedness	4.10	(c)

Permitted Debt	4.09	(b)

Purchase Date	3.04	(b)

Restricted Payments	4.07	(a)

Supplemental Indenture	Preamble

Surviving Entity	5.01	(a)

Suspended Covenants	4.16

Suspension Period	4.16

Trustee	Preamble
SECTION 1.04. Incorporation by Reference of Trust Indenture Act.
     (a) Whenever this Supplemental Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Supplemental Indenture.
     (b) The following Trust Indenture Act terms used in this Supplemental Indenture have the following meanings:
     “indenture securities” means the Notes and the Guarantees;
     “indenture security holder” means a Holder;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes means the Company and any successor obligor upon the Notes.
     (c) All other terms used in this Supplemental Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act and not otherwise defined herein have the meanings so assigned to them either in the Trust Indenture Act, by another statute or SEC rule, as applicable.
SECTION 1.05. Rules of Construction.
     (a) Unless the context otherwise requires:
     (i) a term has the meaning assigned to it;
     (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;
     (iii) “or” is not exclusive;

     (iv) words in the singular include the plural, and in the plural include the singular;
     (v) all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;
     (vi) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.
     (vii) “including” means “including without limitation”;
     (viii) provisions apply to successive events and transactions; and
     (ix) references to sections of or rules under the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.
ARTICLE 2
THE NOTES
     Pursuant to Sections 2.01 and 3.01 of the Base Indenture, the provisions of this Article 2 establish the form of the Notes under this Supplemental Indenture.
SECTION 2.01. Form and Dating.
     (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this Supplemental Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.
     (b) Book-Entry Provisions. This Section 2.01(b) shall only apply to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Supplemental Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
     (c) Certificated Notes. Except as otherwise provided in this Indenture, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

SECTION 2.02. Registrar and Paying Agent.
     (a) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
     (b) The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Notes, and the Trustee hereby initially agrees so to act.
SECTION 2.03. Additional Notes.
     The Company shall be entitled, subject to its compliance with Section 4.09, to issue Additional Notes under this Supplemental Indenture in an unlimited aggregate principal amount which shall have identical terms as the Initial Notes, other than with respect to the date of issuance and issue price and first payment of interest. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.
     With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:
     (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture; and
     (b) the issue price, the issue date and the CUSIP number(s) of such Additional Notes.
ARTICLE 3
REDEMPTION AND PREPAYMENT
SECTION 3.01. Notices to Trustee.
     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.02 of this Supplemental Indenture and paragraph 5 of the Notes, it shall furnish to the Trustee an Officers’ Certificate setting forth (i) the Section of this Supplemental Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed, and (iv) the Redemption Price. If the Company elects to redeem Notes pursuant to the provisions of Section 3.02 of this Supplemental Indenture and paragraph 5 of the Notes, it shall furnish such Officers’ Certificate to the Trustee at least 30 days but not more than 60 days before a Redemption Date unless a shorter notice shall be reasonably satisfactory to the Trustee. Each Officers’ Certificate shall be accompanied by an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall, therefore, be void and of no effect.
SECTION 3.02. Optional Redemption.
     (a) On or after January 15, 2014, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable Redemption Date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Redemption
Redemption Year	Price
2014	103.625%
2015	101.813%
2016 and thereafter	100.000%
     (b) Prior to January 15, 2013, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Supplemental Indenture with the Net Cash Proceeds of one or more Equity Offerings at a Redemption Price of 107.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:
     (1) at least 65% of the aggregate principal amount of Notes issued under this Supplemental Indenture remains outstanding after each such redemption; and
     (2) the redemption occurs within 60 days after the closing of such Equity Offering.
     (c) In addition, at any time prior to January 15, 2014, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the Redemption Date.
     (d) Notices of redemption may not be conditional.
     (e) If an optional Redemption Date is on or after a Regular Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.
SECTION 3.03. Mandatory Redemption.
     The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. The foregoing shall not affect the Company’s obligations under Sections 4.10 and 4.13.
SECTION 3.04. Repurchase at the Option of Holders.
     (a) In the event that, pursuant to Section 4.10 or Section 4.13, the Company shall be required to commence an offer to all Holders to purchase Notes and, at the Company’s option, holders of other Pari Passu Indebtedness (each, an “Offer to Purchase”), it shall follow the procedures specified below.
     (b) Within 25 days following a Net Proceeds Offer Trigger Date and within 30 days following a Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that triggered the Offer to Purchase and offering to purchase Notes on the date (the “Purchase Date”) specified in such notice. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer to Purchase shall be made to all Holders. The notice, which shall govern the terms of the Offer to Purchase, shall state:

     (1) that the Offer to Purchase is being made pursuant to this Section 3.04 and Section 4.10 or 4.13, as the case may be, and the length of time the Offer to Purchase shall remain open;
     (2) that either (a) in the case of a Change of Control Offer, a Change of Control has occurred and that such Holder has the right to require the Company to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof or (b) in the case of a Net Proceeds Offer, there are Net Proceeds in an amount such that such Holder has the right to require the Company to purchase such Holder’s Notes at 100% of the principal amount thereof, in each case, plus accrued and unpaid interest, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest on an Interest Payment Date that is on or prior to the date fixed for purchase);
     (3) the Purchase Date (which shall be a Business Day no earlier than 30 days nor later than 60 days following the applicable Net Proceeds Offer Trigger Date, in the case of a Net Proceeds Offer, or the date such notice is mailed, in the case of a Change of Control Offer);
     (4) the aggregate principal amount of Notes (and in the case of a Net Proceeds Offer, Pari Passu Indebtedness) being offered to be purchased (the “Offer Amount”), which shall be equal to the Net Proceeds Offer Amount in the case of a Net Proceeds Offer and the principal amount of all Notes outstanding in the case of a Change of Control Offer; information as to any other Pari Passu Indebtedness included in the Offer to Purchase (in the case of a Net Proceeds Offer); and the purchase price and the Purchase Date;
     (5) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;
     (6) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;
     (7) that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (8) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the second Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (9) that, in the case of a Net Proceeds Offer, if the aggregate principal amount of Notes tendered by Holders into an Offer to Purchase exceeds the Offer Amount, the Trustee shall select the Notes to be purchased (i) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are then listed or (ii) if the Notes are not so listed, on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000, shall be purchased);

     (10) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and
     (11) in the case of a Change of Control Offer, the circumstances and relevant facts regarding such Change of Control.
     (c) If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.
     (d) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, in accordance with clause (9) of Section 3.04(b), the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, shall deposit with the Paying Agent an amount equal to the purchase price for all Notes so accepted for purchase and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.04. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.
ARTICLE 4
COVENANTS
SECTION 4.01. Payment of Notes.
     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Supplemental Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m., New York time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on that date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
SECTION 4.02. Maintenance of Office or Agency.
     (a) The Company shall maintain an office or agency (which unless otherwise provided will be the office of the Trustee) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Supplemental Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust

Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     (c) The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 4.02(a).
SECTION 4.03. Reports.
     (a) Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the Commission’s rules and regulations for a company subject to reporting under Section 13(a) or 15(d) of the Exchange Act:
     (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and
     (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
     (b) In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations for a company subject to reporting under Section 13(a) or 15(d) of the Exchange Act (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Notwithstanding the foregoing, to the extent the Company files the information and reports referred to in clauses (1) and (2) above with the Commission and such information is publicly available on the Internet, the Company shall be deemed to be in compliance with its obligations to furnish such information to the Holders of the Notes and to make such information available to securities analysts and prospective investors.
SECTION 4.04. [Reserved].
SECTION 4.05. Limitation on Sale and Leaseback Transactions.
     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless:
     (1) the Company or such Restricted Subsidiary would be entitled to:
     (a) incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale and Leaseback Transaction pursuant to Section 4.09; and

     (b) create a Lien on such property securing such Attributable Indebtedness without also securing the Notes or the applicable Guarantee pursuant to Section 4.12; and
     (2) such Sale and Leaseback Transaction is effected in compliance with Section 4.10.
SECTION 4.06. Payments for Consent.
     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Supplemental Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
SECTION 4.07. Restricted Payments.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (1) declare or pay any dividend or make any other payment or distribution on account of the Company’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company);
     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company, in each case held by Persons other than the Company or a Restricted Subsidiary of the Company;
     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or
     (4) make any Restricted Investment;
(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
     (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and
     (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this

Supplemental Indenture (excluding Restricted Payments permitted by clause (2), (3), (4), (5) or (6) of Section 4.07(b)), is less than the sum, without duplication, of:
     (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on the first day of the fiscal quarter in which the Issue Date occurs to and ending on the last day of the fiscal quarter ended immediately prior to the date of such calculation for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
     (ii) 100% of the aggregate net proceeds (including the fair market value of property other than cash) received by the Company since the date of this Supplemental Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus
     (iii) to the extent that any Restricted Investment that was made after the date of this Supplemental Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment; plus
     (iv) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary.
     (b) The provisions of Section 4.07(a) shall not prohibit:
     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Supplemental Indenture;
     (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any of its Restricted Subsidiaries or any Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (C)(ii) of Section 4.07(a);
     (3) the redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
     (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company’s (or any of its Restricted Subsidiaries’) management pursuant to any management equity subscription agreement or stock option agreement;

provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $7.5 million in any twelve-month period;
(5) Restricted Payments in an amount not to exceed $100.0 million; and

(6) Permitted Additional Restricted Payments;
provided that in the case of clause (4), (5) or (6), no Default shall have occurred and be continuing.
     (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be approved in good faith by the Board of Directors, whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment other than payments pursuant to clause (2), (3), (4) or (5) of Section 4.07(b), the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.
     (d) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary” if the designation would not cause a Default. All outstanding Investments owned by the Company and its Restricted Subsidiaries in the designated Unrestricted Subsidiary will be treated as an Investment made at the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07(a) or Permitted Investments, as applicable. All such outstanding Investments will be treated as Restricted Investments equal to the fair market value of such Investments at the time of the designation. The designation will not be permitted if such Restricted Payment would not be permitted at that time and if such Restricted Subsidiary does not otherwise meet the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary.”
SECTION 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company’s Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of the Company’s Restricted Subsidiaries;
     (2) make loans or advances to the Company or any of the Company’s Restricted Subsidiaries; or
     (3) transfer any of its properties or assets to the Company or any of the Company’s Restricted Subsidiaries.

     (b) Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:
     (1) Existing Indebtedness and the Credit Agreement as in effect on the date of this Supplemental Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness or the Credit Agreement, as in effect on the date of this Supplemental Indenture;
     (2) this Supplemental Indenture, the Notes and the Guarantees;
     (3) applicable law;
     (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Supplemental Indenture to be incurred;
     (5) customary non-assignment provisions in leases, licenses, contracts and other agreements entered into in the ordinary course of business and consistent with past practices;
     (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of Section 4.08(a);
     (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;
     (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
     (9) any agreement creating a Lien securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.12, to the extent limiting the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;
     (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;
     (11) customary provisions applicable to Foreign Subsidiaries under Indebtedness of Foreign Subsidiaries permitted to be incurred under this Supplemental Indenture and in “support agreements” and Guarantees of any such Indebtedness;

     (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (13) customary restrictions under Receivables Financings permitted to be incurred under this Supplemental Indenture; and
     (14) any operating lease or Capital Lease Obligation, insofar as the provisions thereof limit the grant of a security interest in, or other assignment of, the related leasehold interest to any other Person.
SECTION 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries that is not a Guarantor to issue any shares of preferred stock; provided, however, that the Company and any of the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
     (b) Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (1) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities in an aggregate amount (with letters of credit being deemed to have an amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $2.25 billion, less the sum of (i) the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to repay Indebtedness under Credit Facilities pursuant to Section 4.10 and (ii) the amount of Indebtedness in excess of $150.0 million incurred pursuant to clause (10) of this Section 4.09(b);
     (2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;
     (3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (excluding any Additional Notes) and Subsidiary Guarantees of all Notes;
     (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of assets used in the business of the Company or such Restricted Subsidiary, or in respect of a Sale and Leaseback Transaction, in an aggregate principal amount, and all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $50.0 million at any time outstanding;

     (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness incurred under clause (2) or (3) above or this clause (5) or pursuant to Section 4.09(a);
     (6) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided, however, that:
     (a) if the Company or any Guarantor is the obligor on such Indebtedness, and such Indebtedness is held by a Restricted Subsidiary that is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and
     (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
     (7) Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary and not for the purpose of speculation; provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;
     (8) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant and could have been incurred (in compliance with this covenant) by the Person so guaranteeing such Indebtedness;
     (9) the incurrence by any of the Company’s Foreign Subsidiaries of Indebtedness in an aggregate principal amount, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed (x) $75.0 million at any time outstanding plus (y) $65.0 million at any time outstanding; provided that any Indebtedness under this subclause (y) shall be supported by a letter of credit incurred under one or more Credit Facilities pursuant to clause (1) of this Section 4.09(b);
     (10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness pursuant to a Receivables Financing;
     (11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;
     (12) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of security for workers’ compensation claims, payment obligations in connection with self-insurance, performance bonds, surety bonds or similar requirements in the ordinary course of business;
          (13) indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that (a) any amount of such obligations included on the face of the balance sheet of the Company or any Restricted Subsidiary shall not be permitted under this clause (13) and (b) in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (13) shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with such disposition; and
          (14) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (14), not to exceed $100.0 million.
     (c) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence (or later reclassify such Indebtedness in whole or in part) in any manner that complies with this covenant. In addition, the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be treated as an incurrence of Indebtedness; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Notwithstanding the foregoing, any Indebtedness outstanding pursuant to the Credit Agreement on the date of this Supplemental Indenture will be deemed to have been incurred pursuant to clause (1) of the definition of “Permitted Debt.”
     (d) Notwithstanding the foregoing, the maximum amount of Indebtedness that may be incurred pursuant to this covenant shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.
     (e) For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Protection Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Protection Agreement. The principal amount of any Permitted Refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Protection Agreement, in which case the Permitted Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Permitted Refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess, as appropriate, will be determined on the date such Permitted Refinancing Debt is incurred.

     (f) Notwithstanding the provisions of clauses (a) through (e) of this Section 4.09, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Company or of such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated in the right of payment to the Notes or the Subsidiary Guarantee of such Restricted Subsidiary, to the same extent and in the same manner as such Indebtedness is subordinated in right of payment to such other Indebtedness of the Company or such Restricted Subsidiary, as the case may be.
     For purposes of this Section 4.09(f), no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Restricted Subsidiary solely by virtue of being unsecured or secured by a junior priority Lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them, including intercreditor agreements that contain customary provisions requiring turnover by holders of junior prior liens of proceeds of collateral in the event that the security interests in favor of the holders of the senior priority in such intended collateral are not perfected or invalidated and similar customary provisions protecting the holders of senior priority liens.
SECTION 4.10. Limitation on Asset Sales.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
          (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of, as approved in good faith by the Company’s Board of Directors; and
          (2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision only (and specifically not for the purposes of the definition of “Net Proceeds”), each of the following shall be deemed to be cash:
     (i) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets; and
     (ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that within 90 days are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and
     (iii) the fair market value of (x) any assets (other than securities or current assets) received by the Company or any Restricted Subsidiary that will be used or useful in a Related Business, (y) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Related Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Equity Interests by the Company or the applicable Restricted Subsidiary or (z) a combination of (x) and (y); provided that the determination of the fair market value of assets or Equity Interests in excess of $50.0 million received in any transaction or series of related transactions shall be evidenced by an Officers’ Certificate delivered to the Trustee.
     (b) Within a period of 360 days (commencing after the Issue Date) before or after the receipt of any Net Proceeds of any Asset Sale (provided that if during such 360-day period after the receipt of any such Net Proceeds the Company (or the applicable Restricted Subsidiary) enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (B), (D) or (E) of this paragraph after such 360th day, such 360-day period will be extended with respect to the amount of Net Proceeds so committed for a period not to exceed 120 days until such Net Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement)), the Company or such Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale:
          (A) to repay, prepay, redeem or repurchase Indebtedness (other than securities) under Credit Facilities or Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness of such Restricted Subsidiary owed to the Company or any of its Restricted Subsidiaries) and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility (or effect a permanent reduction in the availability under such revolving credit facility regardless of the fact that no prepayment is required in order to do so (in which case no prepayment shall be required));
          (B) to acquire Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Related Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Equity Interests by the Company or the applicable Restricted Subsidiary;
          (C) to make capital expenditures;
          (D) to acquire other assets (other than securities or current assets) that will be used or useful in a Related Business;
          (E) to make Investments in Joint Ventures pursuant to clauses (13) and (14) of the definition of “Permitted Investments”; or
          (F) to a combination of prepayment and investment permitted by the foregoing clauses (A), (B), (C), (D) and (E).
     (c) Pending the final application of such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce borrowings under the Credit Facilities or any other revolving credit facility or Receivables Financings, if any, or otherwise invest such Net Proceeds in Cash Equivalents, in each case in a manner not prohibited by this Supplemental Indenture. Subject to the last sentence of this paragraph, on the 361st day (as extended pursuant to the provisions in Section 4.10(b)) after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Proceeds relating to such Asset Sale as set forth in clause (A), (B), (C), (D), (E) or (F) of Section 4.10(b) (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Proceeds which have not been applied (or committed to be applied pursuant to a definitive agreement as described in Section 4.10(b)) on or before such Net Proceeds Offer Trigger Date as permitted in clause (A), (B), (C), (D), (E) or (F) of Section 4.10(b) (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on the Purchase Date, from all Holders (and, if required by the terms of any other Indebtedness of the Company ranking pari passu with the Notes in right of payment and which has similar provisions requiring the

Company either to make an offer to repurchase or to otherwise repurchase, redeem or repay such Indebtedness with the proceeds from Asset Sales (the “Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis (in proportion to the respective principal amounts or accreted value, as the case may be, of the Notes and any such Pari Passu Indebtedness) an aggregate principal amount of Notes (plus, if applicable, an aggregate principal amount or accreted value, as the case may be, of Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (or 100% of the principal amount or accreted value, as the case may be, of such Pari Passu Indebtedness), plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $50.0 million resulting from one or more Asset Sales (at which time the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $50.0 million, shall be applied as required pursuant to this paragraph, and in which case the Net Proceeds Offer Trigger Date shall be deemed to be the earliest date that the Net Proceeds Offer Amount is equal to or in excess of $50.0 million).
     (d) To the extent that the aggregate amount of the Notes (plus, if applicable, the aggregate principal amount or accreted value, as the case may be, of any Pari Passu Indebtedness) tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by this Supplemental Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.
     (e) The Company or the applicable Restricted Subsidiary, as the case may be, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10 or Section 3.04, the Company or such Restricted Subsidiary shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Supplemental Indenture by virtue thereof.
SECTION 4.11. Transactions with Affiliates.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan or guarantee with, or for the benefit of, any Affiliate of the Company or any of its Restricted Subsidiaries (each, an “Affiliate Transaction”), unless:
     (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:
     (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and
     (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
     (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to Section 4.11(a):
     (1) transactions between or among the Company and/or its Restricted Subsidiaries and transactions between or among Restricted Subsidiaries;
     (2) Restricted Payments that are permitted by Section 4.07;
     (3) customary transactions in connection with a Receivables Financing or an industrial revenue bond financing;
     (4) reasonable fees and compensation paid to (including issuances and grant of Equity Interests of the Company, employment agreements and stock option and ownership plans for the benefit of), and indemnity and insurance provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary in the ordinary course of business as approved in good faith by the Company’s Board of Directors or senior management;
     (5) (x) any agreement in effect on the Issue Date and disclosed in the Prospectus Supplement (including by incorporation by reference), as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Company in any material respect than such agreement as it was in effect on the Issue Date or (y) any transaction pursuant to any agreement referred to in the immediately preceding clause (x); or
     (6) loans or advances to employees and officers of the Company and its Restricted Subsidiaries permitted by clause (9) of the definition of “Permitted Investments.”
SECTION 4.12. Liens.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (1) assign or convey any right to receive income on any asset now owned or hereafter acquired or (2) create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired or on any income or profits therefrom except, in each case, Permitted Liens, unless the Notes and the Guarantees, as applicable, are
     (1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Subsidiary Guarantee, effective provision is made to secure the Notes or such Subsidiary Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be; and
     (2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Subsidiary Guarantee, effective provision is made to secure the Notes or such Subsidiary Guarantee, as the case may be, with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such subordinated obligation, in each case, for so long as such Obligation is secured by such Lien.
SECTION 4.13. Offer to Repurchase upon Change of Control.
     (a) If a Change of Control occurs, each Holder will have the right to require the Company to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the date fixed for redemption).
     (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, in accordance with the procedures set forth in Section 3.04, that a Holder must follow in order to have its Notes purchased.
     (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this Supplemental Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Supplemental Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under any covenant of this Supplemental Indenture by virtue of this compliance.
     (d) The Company will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
SECTION 4.14. Corporate Existence.
     Except as otherwise permitted by Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
SECTION 4.15. Additional Subsidiary Guarantees.
     If, after the date of this Supplemental Indenture, (a) any Restricted Subsidiary of the Company (including any newly formed, newly acquired or newly redesignated Restricted Subsidiary) guarantees any Indebtedness of the Company, (b) any Domestic Restricted Subsidiary of the Company (including any newly formed, newly acquired or newly redesignated Restricted Subsidiary) becomes a borrower or guarantor under any Credit Facility or (c) the Company otherwise elects to have any Restricted Subsidiary become a Guarantor, then, in the case of clauses (a) and (b) within 10 Business Days of the event under such clause occurring and in the case of clause (c) at the Company’s election, the Company shall cause such Restricted Subsidiary to:

     (i) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Supplemental Indenture and (b) a notation of guarantee in respect of its Subsidiary Guarantee; and
     (ii) deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.
SECTION 4.16. Covenant Suspension.
     If on any date following the Issue Date the Notes have an Investment Grade Rating from both Rating Agencies and no Default or Event of Default has occurred and is continuing under the Base Indenture and this Supplemental Indenture, then beginning on that day and subject to the provisions of the following paragraph, the provisions specifically listed under the following Sections in this Supplemental Indenture will be suspended:
(1)	Section 4.07,

(2)	Section 4.08

(3)	Section 4.09,

(4)	Section 4.10,

(5)	Section 4.11, and

(6)	clause (a)(ii) of Section 5.01
(collectively, the “Suspended Covenants”). The period during which covenants are suspended pursuant to this Section is called the “Suspension Period.”
     In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the second preceding sentence and, subsequently, one of the Rating Agencies withdraws its ratings or downgrades the rating assigned to the Notes so that the Notes no longer have Investment Grade Ratings from both Rating Agencies or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will from such time and thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, Default or Event of Default will be calculated in accordance with the terms of Section 4.07 and Section 4.09 as though such covenant had been in effect during the entire period of time from the Issue Date. Notwithstanding the foregoing and any other provision of the Supplemental Indenture, the Notes or the Guarantees, no Default or Event of Default shall be deemed to exist under this Supplemental Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of the Subsidiaries shall bear any liability with respect to the Suspended Covenants for, (a) any actions taken or events occurring during a Suspension Period (including without limitation any agreements, Liens, preferred stock, obligations (including Indebtedness), or of any other facts or circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period) or (b) any actions required to be taken at any time pursuant to any contractual obligation entered into during a Suspension Period, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.
ARTICLE 5
SUCCESSORS
SECTION 5.01. Merger, Consolidation or Sale of Assets.
     (a) The Company will not, directly or indirectly, in a single transaction or series of related transactions, consolidate or merge with or into any Person or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis) for the Company and its Restricted Subsidiaries, whether as an entirety or substantially as an entirety, to any Person unless:
     (i) either:
     (1) the Company shall be the surviving or continuing corporation or
     (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries as an entirety or substantially as an entirety (the “Surviving Entity”)
     (x) shall be a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and
     (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Supplemental Indenture on the part of the Company to be performed or observed;
     (ii) immediately after giving pro forma effect to such transaction or series of transactions and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Debt, in each case, incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to Section 4.09; provided, however, that this clause (ii) shall not apply during any Suspension Period;
     (iii) immediately after giving effect to such transaction or series of transactions and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Debt, in each case, incurred or anticipated to be incurred and any Lien granted in connection with or in respect of such transaction), no Default or Event of Default shall have occurred and be continuing; and

     (iv) the Company or such Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Supplemental Indenture and that all conditions precedent in this Supplemental Indenture relating to such transaction have been satisfied.
     Notwithstanding the foregoing, the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction shall be permitted without regard to clause (ii) of the immediately preceding paragraph. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
     (b) Each Guarantor will not, and the Company will not cause or permit any Guarantor to, directly or indirectly, in a single transaction or series of related transactions, consolidate or merge with or into any Person other than the Company or any other Guarantor unless:
     (i) if the Guarantor was a corporation or limited liability company under the laws of the United States, any state thereof or the District of Columbia, the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia;
     (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on its Guarantee;
     (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
     (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of Section 5.01(a).
     Notwithstanding the foregoing, the requirements of this Section 5.01(b) will not apply to any transaction pursuant to which such Guarantor is permitted to be released from its Subsidiary Guarantee in accordance with the provisions of Section 10.02.
SECTION 5.02. Successor Corporation Substituted.
     Upon any consolidation or merger of the Company or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such; provided, however, that the Company shall not be released from its obligations under this Indenture or the Notes in the case of a lease.

ARTICLE 6
DEFAULTS AND REMEDIES
SECTION 6.01. Events of Default and Remedies.
     (a) In addition to those specified in Section 5.01 of the Base Indenture, each of the following is an “Event of Default” with respect to the Notes:
     (1) failure by the Company to comply with its obligations under Section 5.01;
     (2) a default by the Company in the observance or performance of its obligations under Section 4.03 which default continues for a period of 90 days;
     (3) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Significant Subsidiary of the Company, or any other default resulting in the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $75.0 million or more at any time; provided that if any such default is cured or waived or any acceleration rescinded or such Indebtedness is repaid within a period of ten (10) days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under this Supplemental Indenture and any consequential acceleration of the Notes shall automatically be rescinded so long as such rescission does not conflict with any judgment or decree;
     (4) one or more judgments in an aggregate amount in excess of $75.0 million (to the extent not covered by independent third party insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable; or
     (5) except as permitted by this Supplemental Indenture, any Subsidiary Guarantee of any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.
     (b) Clause (3) of Section 5.01 of the Base Indenture shall not apply to the Notes.
     (c) Clauses (2), (5) and (6) of Sections 5.01 of the Base Indenture are deleted and replaced in their entirety by the following:
     “(2) default in payment when due of the principal of or premium, if any, on the Notes (including default in payment when due in connection with the purchase of Notes tendered pursuant to a Change of Control Offer or Net Proceeds Offer on the date specified for such payment in the applicable Offer to Purchase);”
     “(5) a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or”
     “(6) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary:
     (i) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent;
     (ii) consents to the entry of a decree or order for relief in respect of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary;
     (iii) files a petition, as debtor, or answer or consent seeking reorganization or relief under any applicable federal or state law;
     (iv) consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or of any substantial part of its property;
     (v) makes an assignment for the benefit of creditors;
     (vi) admits in writing its inability to pay its debts generally as they become due; or
     (vii) takes corporate action in furtherance of any such action; or”.
ARTICLE 7
[RESERVED]
ARTICLE 8
COVENANT DEFEASANCE
SECTION 8.01. Covenant Defeasance.
     Upon the Company’s exercise under Section 15.03 of the Base Indenture of the option to elect Covenant Defeasance, the Company shall, subject to the satisfaction of the conditions set forth in

Section 15.04 of the Base Indenture, be released from its obligations under the covenants contained in Sections 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 5.01(a)(ii) and 5.01(b)(iv) with respect to the outstanding Notes, and the Events of Default set forth in Section 6.01(a)(2), (3) or (4) of this Supplemental Indenture shall cease to apply, in each case, on and after the date the conditions set forth in Section 15.04 of the Base Indenture, and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that it is intended that such Notes shall not be deemed outstanding for accounting purposes) and the other terms of Covenant Defeasance specified in Section 15.04 of the Base Indenture shall apply to the Notes.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 9.01. Without Consent of Holder.
     (a) In addition to those circumstances set forth in Section 11.01 of the Base Indenture, the Company and the Trustee may amend or supplement this Supplemental Indenture, the Guarantees or the Notes without the consent of any Holder to conform this Supplemental Indenture to the “Description of the Notes” contained in the Prospectus Supplement.
ARTICLE 10
GUARANTEES
SECTION 10.01. Guarantees.
     Each Guarantor hereby agrees that Article SEVENTEEN of the Base Indenture shall be applicable to the Notes.
SECTION 10.02. Release of Guarantor.
     (a) In addition to those set forth in Section 17.04 of the Base Indenture, the Guarantee of any Restricted Subsidiary will be automatically and unconditionally released and discharged upon any of the following:
     (i) if such Guarantor is designated an Unrestricted Subsidiary in accordance with this Supplemental Indenture or otherwise ceases to be a Restricted Subsidiary (including by way of liquidation or dissolution) in a transaction permitted by this Indenture; or
     (ii) if such Guarantor ceases to be a Wholly Owned Restricted Subsidiary and such Guarantor is not otherwise required to provide a Subsidiary Guarantee of the Notes pursuant to Section 4.15.
     (b) With respect to the Notes, Section 17.04(a)(1) of the Base Indenture is deleted and replaced in its entirety by the following:
“(1) upon any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), in accordance with this Indenture, to any Person other than the Company or any Restricted Subsidiary;”.

ARTICLE 11
[RESERVED]
ARTICLE 12
MISCELLANEOUS
SECTION 12.01. Trust Indenture Act Controls.
     If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.
SECTION 12.02. Notices.
     Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or electronic transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Company:

The Scotts Miracle-Gro Company
14111 Scottslawn Road
Marysville, Ohio 43041
Attention:	David C. Evans, Executive Vice President and Chief Financial Officer and
Vincent C. Brockman, Executive Vice President, General Counsel and Corporate Secretary
Facsimile No.: (937) 578-5078

With a copy to:

Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
Columbus, Ohio 43215
Attention: Adam K. Brandt, Esq.
Facsimile No. (614) 719-4636

If to the Trustee:

U.S. Bank National Association
10 West Broad Street
12th Floor
Columbus, Ohio 43215
Attention: Scott Miller
Facsimile No.: (614) 232-8109
     The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.
     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the security register for the Notes. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act § 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
SECTION 12.03. Communication by Holders of Notes with Other Holders of Notes.
     Holders may communicate pursuant to Trust Indenture Act §312(b) with other Holders with respect to their rights under this Supplemental Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act §312(c).
SECTION 12.04. Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under any provision of this Supplemental Indenture, the Company shall furnish to the Trustee:
     (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Supplemental Indenture relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
SECTION 12.05. Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Supplemental Indenture (other than a certificate provided pursuant to Trust Indenture Act § 314(a)(4)) shall comply with the provisions of Trust Indenture Act § 314(e) and shall include:
     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
SECTION 12.06. Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
SECTION 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.
     No past, present or future director, officer, employee, incorporator or stockholder of the Company, any Guarantor or the Trustee, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, this Supplemental Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
SECTION 12.08. Governing Law.
     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
SECTION 12.09. No Adverse Interpretation of Other Agreements.
     This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.
SECTION 12.10. Successors.
     All covenants and agreements of the Company in this Supplemental Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Supplemental Indenture shall bind its successors.
SECTION 12.11. Severability.
     In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 12.12. Counterpart Originals.
     The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13. Table of Contents, Headings, Etc.
     The Table of Contents, Cross-Reference Table and Headings in this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 12.14. Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 12.15. Note Purchases by Company and Affiliates.
     The Company and its Affiliates shall be permitted to purchase Notes, whether through private purchase, open market purchase, tender offer, or otherwise. Such purchase or acquisition shall not operate as or be deemed for any purpose to be a redemption of the Indebtedness represented by such Notes. Any Notes purchased or acquired by the Company may be delivered to the Trustee and, upon such delivery the Indebtedness represented thereby shall be deemed to be satisfied. The proviso to the definition of “Outstanding” in the Base Indenture shall be applicable to any Notes acquired by the Company and its Affiliates.
[Signatures on following page]

SIGNATURES
Dated as the date first written above.

COMPANY: THE SCOTTS MIRACLE-GRO COMPANY
By:	/s/ David C. Evans
	Name:	David C. Evans
	Title:	Chief Financial Officer

GUARANTORS:

EG SYSTEMS, INC., DBA SCOTTS LAWNSERVICE
GUTWEIN & CO., INC.
HYPONEX CORPORATION
MIRACLE-GRO LAWN PRODUCTS, INC.
ROD MCLELLAN COMPANY
SANFORD SCIENTIFIC, INC.
SCOTTS TEMECULA OPERATIONS, LLC
SCOTTS MANUFACTURING COMPANY
SCOTTS PRODUCTS CO.
SCOTTS PROFESSIONAL PRODUCTS CO.
SCOTTS-SIERRA CROP PROTECTION COMPANY
SCOTTS-SIERRA HORTICULTURAL PRODUCTS
 COMPANY
SCOTTS-SIERRA INVESTMENTS, INC.
SMG GROWING MEDIA, INC.
THE SCOTTS COMPANY LLC

By:	/s/ David C. Evans
	Name:	David C. Evans
	Title:	Executive Vice President and Chief Financial Officer

S-1

SMITH & HAWKEN, LTD
By:	/s/ David C. Evans
	Name:	David C. Evans
	Title:	Executive Vice President

OMS INVESTMENTS, INC. SWISS FARMS PRODUCTS, INC.
By:	/s/ Edward R. Claggett
	Name:	Edward R. Claggett
	Title:	President and CEO

TRUSTEE: U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Scott Miller
	Name:	Scott Miller
	Title:	Vice President

S-2

EXHIBIT A
[FORM OF FACE OF NOTE]

No.	$[ ]
CUSIP No. [ ]
7.25% Senior Notes due 2018
     The Scotts Miracle-Gro Company, an Ohio corporation, promises to pay to [               ], or registered assigns, the principal sum of [          ] Dollars ($[     ]) on January 15, 2018.
     Interest Payment Dates: January 15 and July 15, commencing July 15, 2010.
     Record Dates: January 1 and July 1.
     Additional provisions of this Note are set forth on the other side of this Note.

THE SCOTTS MIRACLE-GRO COMPANY
By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Global Notes referred to in the within mentioned Indenture.

By:
Authorized Signatory

[GLOBAL NOTE LEGEND]
     THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE BASE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 13.07 OF THE BASE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 13.07 OF THE BASE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.08 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[FORM OF REVERSE SIDE OF NOTE]
7.25% Senior Notes due 2018
     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.	Interest
     The Scotts Miracle-Gro Company (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually in arrears on January 15 and July 15 of each year, or, if such date is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing July 15, 20101. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 14, 20102. The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the interest rate for the Notes. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2.	Method of Payment
     The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its judgment), to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America at the time of payment is legal tender for payment of public and private debts.
3.	Paying Agent and Registrar
     Initially, U.S. Bank National Association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

[1]	In the case of Notes issued on the Issue Date.

[2]	In the case of Notes issued on the Issue Date.

4.	Indenture
     The Company issued the Notes under an Indenture dated as of January 14, 2010 (the “Base Indenture’), as supplemented by that First Supplemental Indenture dated January 14, 2010 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), each among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Trust Indenture Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     The Company shall be entitled, subject to its compliance with Section 4.09 of the Supplemental Indenture, to issue Additional Notes pursuant to Section 2.03 of the Supplemental Indenture. The Initial Notes issued on the Issue Date and any Additional Notes will be treated as a single class for all purposes under the Indenture.
5.	Optional Redemption
     Except as set forth below, the Company shall not be entitled to redeem the Notes prior to January 15, 2014.
     At any time prior to January 15, 2014, the Company may redeem all or a part of the Notes (which includes Additional Notes, if any), at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
     On or after January 15, 2014, the Company shall be entitled at its option to redeem all or a portion of the Notes at the Redemption Prices set forth below (expressed in percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable Redemption Date (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on January 15 on the years indicated below:

Redemption
Year	Price
2014	103.625%
2015	101.813%
2016 and thereafter	100.000%
     In addition, at any time on or prior to January 15, 2013, the Company shall be entitled at its option on one or more occasions to redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes issued (which includes the Additional Notes, if any) at a Redemption Price of 107.250% of the principal amount, plus accrued and unpaid interest to the Redemption Date, with the Net Cash Proceeds from one or more Equity

Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Notes (which includes the Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held by the Company or its Subsidiaries); and (2) each such redemption occurs within 60 days after the date of the closing of the related Equity Offering.
6.	Notice of Redemption
     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at his or her registered address.
7.	Repurchase at Option of Holder
     If a Change of Control occurs, each Holder shall have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described in the Indenture (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption). Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, which notice shall govern the terms of the Change of Control Offer and shall be in compliance with the Indenture. Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice.
8.	Denominations; Transfer; Exchange
     The Notes are in registered form without coupons in minimum denominations of $2,000 principal and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an Interest Payment Date.
9.	Persons Deemed Owners
     The registered Holder of this Note may be treated as the owner of it for all purposes.
10.	Discharge and Defeasance
     Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its and the Guarantors’ obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.
11.	Amendment, Waiver
Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of any Holder, the Indenture, the Guarantees or the Notes may be amended to, among other things, cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets; or to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect in any material respect the legal rights under the Indenture of any such Holder.
12.	Defaults and Remedies
If any Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture and the Trust Indenture Act. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. However, the Trustee may refuse to follow any direction that conflicts with law or the Supplemental Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
13.	Guarantee
     The full and punctual payment by the Company of the principal of, premium, if any, and interest on the Notes is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors.
14.	Trustee Dealings with the Company
     Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
15.	No Recourse Against Others
     Any past, present, or future director, officer, employee, incorporator or stockholder, as such, of the Company, any Guarantors or the Trustee shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
16.	Authentication
     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) signs the certificate of authentication on the other side of this Note.
17.	Abbreviations
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
18.	CUSIP Numbers
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
19.	Governing Law
     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

The Scotts Miracle-Gro Company
14111 Scottslawn Road
Marysville, Ohio 43041
Attention:	David C. Evans, Executive Vice President and Chief Financial Officer and
Vincent C. Brockman, Executive Vice President, General Counsel and Corporate Secretary
Facsimile No.:	(937) 578-5078

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to
     (Print or type assignee’s name, address and zip code)
     (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature
Signature Guarantee:

Signature must be guaranteed	Signature
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Principal amount of
			this Global Note	Signature of
	Amount of decrease	Amount of increase	following such	authorized officer
Date of	in Principal amount	in Principal amount	decrease or	of Trustee or
Exchange	of this Global Note	of this Global Note	increase	Custodian

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to either Section 4.10 or Section 4.13 of the Supplemental Indenture, as applicable, check the corresponding box:

Section 4.10	☐	Section 4.13	☐
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Supplemental Indenture, as applicable, state the amount in principal amount: $

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
FORM OF GUARANTEE
     For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in and subject to the provisions in the Indenture, dated as of January 14, 2010 (the “Base Indenture”), as supplemented by that First Supplemental Indenture dated as of January 14, 2010 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among The Scotts Miracle-Gro Company, as issuer (the “Company”), the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee (the “Trustee”), (a) the full and punctual payment of the principal of and interest on the Notes when due, whether at maturity, by acceleration, redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound hereunder notwithstanding any extension or renewal of any Guaranteed Obligation.
     The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 17 of the Base Indenture and Article 10 of the Supplemental Indenture and reference is hereby made such provisions for the precise terms of the Guarantee. Each Holder, by accepting the same agrees to and shall be bound by such provisions. This Guarantee is subject to release as and to the extent set forth in Sections 4.01 and 15.02 of the Base Indenture and Section 10.02 of the Supplemental Indenture. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

[GUARANTOR]
By:
Name:
Title:

B-1